Exhibit 4.9
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of __________, 2020 by and among MedAvail, Inc., a Delaware corporation (the “Company”), the Prior Holders, and certain persons and entities listed on Exhibit A attached hereto (collectively with the Prior Holders, the “Investors”), and upon delivery of a duly executed joinder, MYOS RENS TECHNOLOGY, Inc. (“MYOS”).
Recitals
WHEREAS, the Company and MYOS have entered into that certain Agreement and Plan of Merger and Reorganization dated as of June 30, 2020 (the “Merger Agreement”), by and among the Company, MYOS, Matrix Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MYOS.
WHEREAS, the Company and certain of the Investors (the “Prior Holders”) are party to that certain Amended and Restated Investors’ Rights Agreement dated March 4, 2019 (the “Prior Agreement”).
WHEREAS, in contemplation of the transactions contemplated by the Merger Agreement, the Company and the Investors have proposed to amend and restate the Prior Agreement with this Agreement and to make MYOS a party hereto.
WHEREAS, the Company and those Investors holding a sufficient number of shares of Preferred Stock necessary to amend the Prior Agreement pursuant to its terms desire to amend and restate, in its entirety, the Prior Agreement with, and to enter into, this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:
Agreement
Section 1.REGISTRATION RIGHTS.
1.1Definitions. Terms defined in the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate”) and not otherwise defined in this Agreement are used in this Agreement with the same meaning as defined in the Certificate. As used in this Agreement, the following terms shall have the meanings set forth below:
(a)“Affiliate” means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and, in the case of an individual, includes any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
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(b)“Approved Sale” has the meaning provided to it in the Voting Agreement.
(c)“Cut-Back Shares” shall mean any Merger Shares that, by virtue of the SEC informing MYOS that all of the Merger Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement as provided in Section 2(a) below, cannot be registered on the Resale Registration Statement or the New Resale Registration Statement.
(d)“Effectiveness Deadline” means the Lock-Up Release Date; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next trading day on which the SEC is open for business.
(e)“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
(f)“Form S-3” means such form under the Securities Act as is in effect on the date of this Agreement or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(g)“Fully-Diluted Common Stock” shall mean, at any time, the then outstanding shares of Common Stock plus (without duplication) all shares of Common Stock issuable (at the time or upon passage of time or the occurrence of future events), upon the exercise, conversion or exchange of all then-outstanding Options or Convertible Securities, including all Common Stock issuable upon the conversion of the shares of Preferred Stock.
(h)“Governmental Authority” means any (1) nation, region, state, county, city, town, village, district or other jurisdiction, (2) federal, state, local, municipal, foreign or other government, (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (4) multinational organization or (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
(i)“Holder” means any Investor holding Registrable Securities (as defined below), or any assignee of record of such Registrable Securities to whom the rights under this Agreement have been duly assigned in accordance with this Agreement; provided that for purposes of this Agreement, a holder of shares of Preferred Stock shall be deemed to be the Holder of the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock. The Company shall not be obligated to register shares of Preferred Stock, and Holders of Registrable Securities shall not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted under this Agreement until immediately before the closing of the offering to which the registration relates.

(j)“Lock-Up Release Date” shall mean the date that is one hundred eighty-one (181) days following the Merger Closing.
(k)“Merger” shall have the meaning ascribed to such term in the Merger Agreement.
(l)“Merger Agreement” shall have the meaning set forth in the recitals.
(m)“Merger Closing” shall mean the Closing (as defined in the Merger Agreement) of the Merger.
(n)“Merger Shares” shall mean shares of MYOS common stock issued to the Investors upon exchange of the Registrable Securities pursuant to the Merger Agreement.
(o)“Person” means an individual or an entity, including a corporation, limited liability company, partnership, trust, unincorporated organization, association or other business or investment entity, or a Governmental Authority.
(p)“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock.
(q)“Registrable Securities” means (1) all shares of Common Stock held by the Investors, including for the avoidance of doubt, any shares of Common Stock issued upon conversion of outstanding promissory notes issued pursuant to the 2020 Note and Warrant Purchase Agreement dated May 26, 2020 and any shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated on or about the date hereof, (2) all the shares of Common Stock issued, or issuable, upon the conversion of shares of Preferred Stock, (3) any shares of Common Stock of the Company issued or issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement, and (4) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Preferred Stock or Common Stock described in clause (1) or clause (2) above; excluding, in all cases, (x) any securities sold by a Person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or (y) any securities sold in a registered public offering under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act. The terms “register,” “registration,” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.
(r)“Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for MYOS or the Company, as applicable, reasonable fees and expenses incurred by one special counsel to all selling Holders, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Merger Shares or Registrable Securities, as applicable.
(s)“Registrable Securities then outstanding” shall mean the number of shares of Fully Diluted Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants, or convertible securities.
(t)“Resale Prospectus” means the prospectus included in the Resale Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Merger Shares covered by the Resale Registration Statement, and all other amendments and supplements to the Resale Prospectus, including post‑effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Resale Prospectus.
(u)“SEC” means the Securities and Exchange Commission.
(v)“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.
(w)“Securities Act” means the Securities Act of 1933, as amended.
(x)“Voting Agreement” means the Voting Agreement dated as March 4, 2019 by and among the Company and the Investors.
1.2Affiliate Resale Registration Statement.
(a)MYOS’s obligations under this Agreement, including pursuant to this Section 1.2, shall become contingent upon and effective as of the Merger Closing.
(b)MYOS shall use commercially reasonable efforts to, within seventy-five (75) days of the Merger Closing (the “Filing Deadline”), prepare and file with the SEC a registration statement covering the resale of the Merger Shares not then registered on an existing and effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Merger Shares, by such other means of distribution of Merger Shares as the Holders may reasonably specify, in respect of which MYOS may use a Form S-3, or, if Form S-3 is not then available to MYOS, on such form of registration statement as is then available to effect a registration for resale of the Merger Shares (together with the Form S-3, the “Resale Registration Statement”). The Resale Registration Statement shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Resale Registration Statement) a “Plan of

Distribution” section that will include all such transactions as the Holders may reasonably request in writing prior to the filing of the Resale Registration Statement and that can be included in the Resale Registration Statement under the rules and regulations of the SEC; provided, however, that no Holder shall be named as an “underwriter” in the Resale Registration Statement without such Holder’s prior written consent. Notwithstanding the registration obligations set forth in this Section 1.2, in the event the SEC informs MYOS that all of the Merger Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, MYOS agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Resale Registration Statement as required by the SEC and/or (ii) withdraw the Resale Registration Statement and file a new registration statement (a “New Resale Registration Statement”), in either case covering the maximum number of Merger Shares permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Merger Shares as a secondary offering; provided, however, that prior to filing such amendment or New Resale Registration Statement, MYOS shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Merger Shares in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29 and the Securities Act Rules Compliance and Disclosure Interpretations Question 612.09, and permitting the Holders to review and provide reasonable input on such responses to the SEC; and provided, further, that MYOS shall use commercially reasonable efforts to cause any such New Resale Registration Statement to become effective by the Effectiveness Deadline. In the event MYOS amends the Resale Registration Statement or files a New Resale Registration Statement, as the case may be, under clauses (i) or (ii) above, MYOS will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to MYOS or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale the Cut-Back Shares. The Merger Shares, including Cut-Back Shares (if any), included on any such Resale Registration Statement filed pursuant to this Section 1.2 shall be allocated pro rata among the Holders on the basis of their relative holdings of Merger Shares.
(c)MYOS shall use its commercially reasonable best efforts to cause the Resale Registration Statement and the New Resale Registration Statement, if applicable, to be declared effective by the SEC as soon as practicable and no later than the Effective Deadline (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep the Resale Registration Statement continuously effective under the Securities Act until the earliest to occur of (i) such time as all of the Merger Shares covered by such Resale Registration Statement have been sold by the Holders or (ii) the date that all Merger Shares then owned by such Holder and its Affiliates could be sold in any ninety (90)-day period pursuant to Rule 144 without restriction as to volume or manner of sale and the restrictive legends and stop orders have been removed from such Holder’s Merger Shares (the “Effectiveness Period”). MYOS shall promptly notify the Holders of the effectiveness of the Resale Registration Statement and shall promptly, and in no event later than the second trading day after MYOS receives notice of the effectiveness of the Resale Registration Statement, file a final Resale Prospectus with the SEC, as required by Rule 424(b).

(d)Each Holder agrees to promptly complete, execute, acknowledge and deliver such customary selling stockholder questionnaires and other documents, certificates, instruments, representations and warranties and indemnities as may be reasonably requested by MYOS in connection with the filing of the Resale Registration Statement and the inclusion of such Holder as a selling stockholder in the Resale Registration Statement. Each Holder further agrees that it shall not be entitled to be named as a selling security holder in the Resale Registration Statement or use the Resale Prospectus for offers and resales of the Merger Shares at any time, unless such Holder has furnished to MYOS such documents and information as described in the previous sentence. Each Holder acknowledges and agrees that the information furnished in writing by the Holder as described in this Section 1.2(d) will be used by MYOS in the preparation of the Resale Registration Statement and hereby consents to the inclusion of such information in the Resale Registration Statement.
(e)In the event that Form S-3 is not available for the registration of the resale of Merger Shares hereunder, MYOS shall (i) register the resale of the Merger Shares on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Merger Shares on Form S-3 promptly after such form is available, provided, that MYOS shall maintain the effectiveness of the registration statement then in effect until such time as a registration statement on Form S-3 covering the Merger Shares has been declared effective by the SEC.
(f)If: (i) the Resale Registration Statement or the New Resale Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the applicable Effectiveness Deadline, or (ii) after its effective date, (A) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order or MYOS’s failure to update the Resale Registration Statement or New Resale Registration Statement), to remain continuously effective as to all Merger Shares required to be included therein, or (B) the Holders are not permitted to utilize the prospectus therein to resell such Merger Shares for any reason (other than due to the inaccuracy of any information regarding the Holders) for more than an aggregate of thirty (30) consecutive calendar days or fifty (50) calendar days (which need not be consecutive days) during any twelve (12) month period following the Effectiveness Deadline (any such failure or breach in clauses (i) through (ii) above being referred to as an “Event,” and the date on which such Event occurs being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) within five business days after an Event Date, MYOS shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, for any unregistered Merger Shares held by such Holder on such Event Date, equal to 1.0% of the amount determined by multiplying $1.00 by the aggregate number of such unregistered Merger Shares then held by such Holder and dividing such amount by the Exchange Ratio (as defined in the Merger Agreement) (such amount, the “Merger Share Amount”); and (y) on each 30-day anniversary (or pro rata portion thereof) following any Event Date until the earlier of (1) the date on which the applicable Event is cured or (2) the date on which the Merger Shares become eligible for resale by non-affiliates pursuant to Rule 144 without manner of sale or volume restrictions, MYOS shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, for any unregistered Merger Shares then held by such Holder, equal to 1.0% of the Merger Share Amount. The amounts payable pursuant to the foregoing clauses (x) and (y) are referred to collectively as “Liquidated Damages.” The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, 3% of the Merger Share Amount corresponding to all then-unregistered Merger Shares held by such Holder. Unless otherwise specified in this Section 1.2(f), the Liquidated Damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 1.2(f) in accordance with applicable law. MYOS shall not be liable for Liquidated Damages under this Agreement as to any Cut-Back Shares that are not permitted by the SEC to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Merger Shares are not permitted to be registered until such time as the provisions of this Agreement as to the New Resale Registration Statement(s) required to be filed hereunder are triggered, in which case the provisions of this Section 1.2(f) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Merger Shares which are then permitted in accordance with SEC Guidance to be included in such New Resale Registration Statement(s). The Effectiveness Deadline for a Resale Registration Statement or New Resale Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that MYOS’ failure to obtain the effectiveness of the Resale Registration Statement or New Resale Registration Statement on a timely basis results from the failure of a Holder to timely provide MYOS with information reasonably requested by MYOS and necessary to complete the Resale Registration Statement or New Resale Registration Statement in accordance with the requirements of the Securities Act.
1.3Demand Registration.
(a)Demand Registration. If at any time after the earlier of (i) five years after the date of this Agreement, or (ii) 180 days after the effective date of the first registration statement filed by the Company covering a public offering of its securities to the general public, the Company shall receive a written request from the holders of not less than 20% of the then outstanding Registrable Securities (the “Initiating Holders”) that the Company file a registration statement on Form S-1 to register the resale of Registrable Securities where the aggregate offering price to the public of the Registrable Securities requested to be registered, net of discounts and commissions, is expected to be equal to or greater than CAN$10,000,000 (or its equivalent in another currency), then the Company shall:
(i)promptly give written notice of such requested registration to all other Holders; and
(ii)as soon as practicable, and in any event within 60 days of the receipt of such request, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered together with all Registrable Securities requested to be included in such registration by other Holders, as specified in a written notice received by the Company within 20 days after the date that the Company’s notice of the proposed registration is mailed.
(b)The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:
(i)After the Company has closed one such registration pursuant to Section 1.3(a), provided that (A) all Registrable Securities requested to be registered on such registration are registered, (B) such registration statement has been declared effective, and (C) securities have been sold thereunder; or
(ii)If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 of this Agreement.
(c)Right to Defer Registration. Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the board of directors of the Company (the “Board”), and supported by outside legal counsel opinion, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, the Company shall then have the right to defer the filing of the registration statement no more than once during any 12-month period for a period of not more than 180 days after receipt of the request of the Initiating Holder or Initiating Holders under this Section 1.3.
(d)Underwriting. The Company shall have the right to select one or more underwriters (reasonably acceptable to the Initiating Holders) to manage the offering and registration as part of the request made pursuant to Section 1.3(a), and the Company shall include such information in the written notice sent to all other Holders. Unless otherwise agreed by such underwriters and a majority of the Initiating Holders, no Person may participate in any registration under this Agreement that is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in the proposed underwriting arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder’s intended method of distribution. Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders in proportion (as nearly as practicable) to the number of Registrable Securities requested by such Holders to be included in the registration; provided that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first excluded entirely from the underwriting.

1.4Form S-3 Registration.
(a)By the Company: Following its initial public offering of securities under the Securities Act, the Company shall use its best efforts to qualify for registration on Form S-3. If the Company receives from the Initiating Holders, a written request or requests that the Company effect a registration on Form S-3 with respect to Registrable Securities owned by such Holder or Holders, then the Company shall:
(i)Promptly give written notice of the requested registration to all other Holders of Registrable Securities; and
(ii)As soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request in writing within 20 days after receipt of the written notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.4:
(1)if Form S-3 is not available for such offering;
(2)if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than CAN$5,000,000 (or its equivalent in another currency);
(3)if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, and supported by outside legal counsel opinion, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any 12-month period for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; or
(4)if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4.
(b)By MYOS: In the event that Merger Closing occurs, then following such time, MYOS shall use its best efforts to qualify for registration on Form S-3. If MYOS receives from the Initiating Holders, a written request or requests that MYOS effect a registration on Form S-3 with respect to the Merger Shares owned by such Holder or Holders, then MYOS shall:
(i)Promptly give written notice of the requested registration to all other Holders of Merger Shares; and
(ii)As soon as reasonably practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Merger Shares as are specified in such request, together with all or such portion of the Merger Shares of any other Holder or Holders joining in such request in writing within 20 days after receipt of the written notice from MYOS; provided that MYOS shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.4:
(1)if Form S-3 is not available for such offering;
(2)if the Holders, together with the holders of any other securities of MYOS entitled to inclusion in such registration, propose to sell Merger Shares and such other securities (if any) at an aggregate price to the public of less than CAN$5,000,000 (or its equivalent in another currency);
(3)if MYOS shall furnish to the Holders a certificate signed by the president or chief executive officer of MYOS stating that in the good faith judgment of the Board, and supported by outside legal counsel opinion, it would be seriously detrimental to MYOS and its stockholders for such Form S-3 Registration to be effected at such time, in which event MYOS shall have the right to defer the filing of the Form S-3 registration statement no more than once during any 12-month period for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; or
(4)if MYOS has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4.
1.5Piggyback Registrations.
(a)If the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration solely in connection with an employee benefit or stock ownership plan on Form S-l, Form S-8, Form S-3 or similar forms which may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms which may be promulgated in the future) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such a registration (each, a “Piggyback Notice”). Subject to Sections 1.5(b) below, the Company shall include in such registration all shares of Registrable Securities that Holders request the Company to include in such registration by written notice given to the Company within 30 days after the date of sending of the Piggyback Notice.

(b)Priority on Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters advise the Company in writing that in their opinion marketing factors require a limitation of the number of securities to be included in such registration, the Company shall include in such registration (i) first, if such registration is not the initial public offering, 20% of the securities included in such registration, pro rata among the Holders on the basis of the number of shares of Registrable Securities requested to be included by each such Holder, (ii) second, the securities proposed to be sold by the Company, (iii) the Registrable Securities requested to be included in such registration, pro rata among the Holders on the basis of the number of shares of Registrable Securities requested to be included by each such Holder, and (iv) fourth, other securities requested to be included in such registration.
1.6Registration Procedures. Whenever required to effect the registration of (i) with respect to MYOS, any Merger Shares, and (ii) with respect to the Company, any Registrable Securities under this Agreement, MYOS or the Company shall, as applicable, as expeditiously as reasonably possible:
(a)Prepare and file with the SEC a registration statement with respect to such Merger Shares or Registrable Securities, as applicable, and use reasonable, diligent efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements to a registration statement or prospectus, MYOS or the Company, as applicable, shall furnish to counsel selected by the Holders of a majority of the Merger Shares or Registrable Securities, as applicable, covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review of such counsel.
(b)Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and, upon the request of the Holders of a majority of the Merger Shares or Registrable Securities, as applicable, registered under such registration statement, to keep such registration statement effective for the earlier of a period of up to one year or until the Holders have completed the distribution described in the registration statement.
(c)Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, and each amendment and supplement to any such prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Merger Shares or Registrable Securities, as applicable, owned by them that are included in such registration.
(d)Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that MYOS or the Company, as applicable, shall not be required in connection with such registration and qualification or as a condition to such registration and qualification (i) to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or (ii) to subject itself to taxation in any jurisdiction.
(e)In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.
(f)Notify each Holder of Merger Shares or Registrable Securities, as applicable, covered by such registration statement, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances then existing.
(g)Furnish, at the request of any Holder requesting registration of Merger Shares or Registrable Securities, as applicable, on the date that such Merger Shares or Registrable Securities, as applicable, are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing MYOS or the Company, as applicable, for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Merger Shares or Registrable Securities, as applicable, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of MYOS or the Company, as applicable,, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Merger Shares or Registrable Securities, as applicable.
(h)Cause all such Merger Shares or Registrable Securities, as applicable, registered pursuant to such registration statement to be listed on each securities exchange on which similar securities issued by MYOS or the Company, as applicable, are then listed.
(i)Provide a transfer agent and registrar for all Merger Shares or Registrable Securities, as applicable, registered pursuant to such registration statement and a CUSIP number for all such Merger Shares or Registrable Securities, as applicable, in each case not later than the effective date of such registration.
(j)Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents, and properties of MYOS or the Company, as applicable, and cause MYOS’s or the

Company’s, as applicable, officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement.
(k)In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Merger Shares or Registrable Securities, as applicable, included in such registration statement for sale in any jurisdiction, MYOS or the Company, as applicable, shall use its reasonable efforts promptly to obtain the withdrawal of such order.
(l)Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.
(m)If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of MYOS or the Company, as applicable, and if, in the sole and exclusive judgment of such holder, such holder is or might be deemed to be a controlling Person of MYOS or the Company, as applicable, such holder shall have the right to require (i) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding of such securities by such holder is not to be construed as a recommendation by such holder of the investment quality of MYOS’s or the Company’s, as applicable, securities covered by such registration statement and that such holding does not imply that such holder shall assist in meeting any future financial requirements of MYOS or the Company, as applicable, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (b) such holder shall furnish to MYOS or the Company, as applicable, an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.
1.7Expenses of Registration. MYOS or the Company, as applicable, shall pay all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3, 1.4 or 1.5 of this Agreement, including the reasonable fees and expenses of one (1) special counsel to represent all of the participating stockholders. All underwriting discounts, selling commissions, and stock transfer taxes relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the holders of such securities.
1.8Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3, 1.4 or 1.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable

Securities, held by them, and the intended method of disposition of such securities as shall be required to effect the timely registration of their Registrable Securities.
1.9Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
1.10Indemnification.
(a)If any Merger Shares are included in a registration statement under Section 1.2:
(i)By MYOS. To the extent permitted by law, MYOS shall indemnify and hold harmless each Holder, the partners, officers, and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect of such losses, claims, damages, or liabilities) arise out of or are based upon any of the following statements, omissions, or violations (collectively, “Violations” and, individually, a “Violation”):
(1)any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements to such registration statement;
(2)the omission or alleged omission to state in any such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading; or
(3)any violation or alleged violation by MYOS of the Securities Act, the Exchange Act, any federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any federal or state securities law in connection with the offering covered by such registration statement;
and MYOS shall reimburse each such Holder, partner, officer, director, underwriter, or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of MYOS (which consent shall not be unreasonably withheld), nor shall MYOS be liable in any such case for any such loss, claim, damage, liability, or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs as a direct result of such MYOS’s reliance upon and in conformance with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter, or controlling Person of such Holder.
(ii)By Selling Holders. To the extent permitted by law, each selling Holder (severally and not jointly) shall indemnify and hold harmless MYOS, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls MYOS within the meaning of the Securities Act, any underwriter, and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which MYOS or any such director, officer, controlling Person, underwriter, or other such Holder, partner, director, officer, or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect to such losses, claims, damages, or liabilities) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs as a direct result of MYOS’s reliance upon and in conformance with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by MYOS or any such director, officer, controlling Person, underwriter, or other Holder, partner, officer, director, or controlling Person of such other Holder, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder which consent shall not be unreasonably withheld, nor shall the total amounts payable in indemnity by a Holder under this Section 1.10(a) in respect of any Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.
(b)If any Registrable Securities are included in a registration statement under Sections 1.3, 1.4, or 1.5:
(i)By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, officers, and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each Person, if any, who controls such Holder or underwriter within the meaning of the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect of such losses, claims, damages, or liabilities) arise out of or are based upon any of the following Violations:
(1)any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements to such registration statement;

(2)the omission or alleged omission to state in any such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading; or
(3)any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any federal or state securities law in connection with the offering covered by such registration statement;
and the Company shall reimburse each such Holder, partner, officer, director, underwriter, or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs as a direct result of such the Company’s reliance upon and in conformance with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter, or controlling Person of such Holder.
(ii)By Selling Holders. To the extent permitted by law, each selling Holder (severally and not jointly) shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter, or other such Holder, partner, director, officer, or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect to such losses, claims, damages, or liabilities) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs as a direct result of the Company’s reliance upon and in conformance with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter, or other Holder, partner, officer, director, or controlling Person of such other Holder, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder which consent shall not be unreasonably withheld, nor shall the total amounts payable in indemnity by a Holder under this Section 1.10(b) in respect of any Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)Notice. Promptly after receipt by an indemnified party under this Section 1.10(c) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect of such action is to be made against any indemnifying party under this Section 1.10(c), deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action with counsel mutually satisfactory to the parties; provided that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to the indemnifying party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10(c), but the omission so to deliver written notice to the indemnifying party shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.10(c).
(d)Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of MYOS, the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus is filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim, or damage at or prior to the time such action is required by the Securities Act.
(e)Contribution.    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 1.10 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.10 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 1.10, then, and in each such case, MYOS or the Company, as applicable, and such Holder shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Merger Shares or Registrable Securities, as applicable offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and MYOS or the Company, as applicable, and other selling Holders, are responsible for the remaining portion; provided that, in any such case, (i) no such Holder, as the case may be, shall be required to contribute any amount in excess of the public offering price of all such Merger Shares or Registrable Securities, as applicable, offered and sold by such Holder, as the case may be, pursuant to such registration statement, and (ii) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.
(f)Survival. The obligations of MYOS or the Company, as applicable, and Holders under this Section 1.10 shall survive the completion of any offering of Merger Shares or Registrable Securities, as applicable, in a registration statement and shall survive the termination of this Agreement in accordance with their terms; provided however, that MYOS’s obligations hereunder shall terminate in the event the Merger Closing has not closed by the End Date (as defined in the Merger Agreement).
(g)Conflict with Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.
1.11“Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, to the extent requested by MYOS, the Company or the managing underwriter of any securities of the Company, during the period commencing on the date of (x) the Merger Closing or (y) the final prospectus relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 calendar days (or such other period as may be requested by the Company or an underwriter solely to the extent necessary to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any securities of the Company, including (without limitation) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether now owned or hereafter acquired), whether any such transaction described in clause (a) or (b) above is to be settled by delivery of securities, in cash or otherwise; provided that:
(a)such agreement shall be applicable only to (i) the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, (ii) the Form S-4 Registration Statement (as defined in the

Merger Agreement) of MYOS which covers the Merger Shares, and (iii) a secondary offering in which such Holders are participating;
(b)all executive officers and directors of MYOS, the Company and holders of at least one percent of MYOS’s or the Company’s voting securities, as applicable, are bound by and have entered into similar agreements; and
(c)any release by MYOS, the Company or an underwriter of any party mentioned in (b) above from the above restrictions shall have no effect unless each Holder is released from such restrictions to the same extent, other than as may be specified in the definitive lock-up agreement entered into by Holder.
Each Holder agrees to execute an agreement(s) reflecting (a) and (b) above as may be requested by the managing underwriters at the time of the initial public offering or the Merger Closing. The underwriters in connection with (a) the Company’s initial public offering, or (b) a secondary offering in which such Holders are participating are intended third party beneficiaries of the covenants in this Section 1.13 and shall have the right, power and authority to enforce such covenants as though they were a party hereto. The obligations described in this Section 1.13 shall not apply to (i) a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, (ii) or a registration relating solely to a transaction on Form S-4 (other than the Form S-4 Registration Statement filed in connection with the Merger) or similar forms that may be promulgated in the future, (iii) a transfer made to an Affiliate of a Holder, (iv) securities registered in the offering, or (v) purchases made in the open market following the completion of an underwritten public offering. MYOS or the Company, as applicable, may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such 180 day period. In order to enforce the foregoing covenant, MYOS or the Company, as applicable, shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 1.13 and to impose stop-transfer instructions with respect to the Merger Shares or Registrable Securities, as applicable, and such other shares of stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.
Each Holder’s obligation to execute an agreement(s) reflecting (a) and (b) above shall be deemed satisfied if such Holder has delivered a lock-up agreement in substantially the form of Exhibit C to the Merger Agreement.
1.12Limitations on Subsequent Registration Rights. From and after the date of this Agreement, MYOS or the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities or Merger Shares, as applicable, enter into any agreement with any holder or prospective holder of any securities of the Company or MYOS which would allow such holder or prospective holder (a) to include securities in any registration filed under Section 1.3 or 1.5, unless such holder or prospective holder may include such securities only to the extent that the inclusion of such securities shall not reduce the number of Merger Shares or Registrable Securities, as applicable, which are included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the date set forth in Section 1.3(a) or within 120 days of the effective date of any registration effected pursuant to Sections 1.3 or 1.5.
1.13Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, each of (i) the Company, after such time as the Company shall have consummated an initial underwritten public offering of Common Stock, and (ii) MYOS, after such time as the Merger shall have been consummated, agrees to:
(a)Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company or MYOS for an offering of its securities to the general public;
(b)Use reasonable, diligent efforts to file with the SEC in a timely manner all reports and other documents required of the Company or MYOS under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
(c)So long as a Holder owns any Registrable Securities or Merger Shares, to furnish to the Holder immediately upon request a written statement by the Company or MYOS, as applicable, as to its compliance with the reporting requirements of said Rule 144 (in the case of (i) the Company, at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public and (ii) MYOS, at any time after 90 days after the effective date of the Merger), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company or MYOS, and such other reports and documents of the Company or MYOS as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company or MYOS has become subject to the reporting requirements of the Exchange Act).
1.14Termination of MYOS’s and the Company’s Obligations. No Holder shall be entitled to exercise any right provided for in this Section 1 after (i) an Approved Sale as defined in the Voting Agreement, (ii) upon such time at which all Registrable Securities held by a Holder can be sold in any three (3)-month period without volume restrictions in compliance with Rule 144 of the Securities Act, and (iii) the fifth anniversary of a Qualified Public Offering (as defined in the Voting Agreement). MYOS’s obligations shall terminate if the Merger Closing has not occurred by the End Date (as defined in the Merger Agreement).
1.15Restrictions on Transfer. Each Holder agrees to comply in all respects with the provisions of this Section 1.15. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Merger Shares or Registrable Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Merger Shares or Registrable

Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 1.15 and Section 1.11, and:
(i)There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or
(ii)The Holder shall have given prior written notice to MYOS or the Company, as applicable, of the Holder’s intention to make such disposition and shall have furnished MYOS or the Company, as applicable, with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by MYOS or the Company, as applicable, the Holder shall have furnished MYOS or the Company, as applicable,, at the Holder’s expense, with (i) evidence reasonably satisfactory to MYOS or the Company, as applicable, that such disposition will not require registration of such Registrable Securities under the Securities Act, or (ii) a “no action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Merger Shares or Registrable Securities, as applicable, shall be entitled to transfer such Merger Shares or Registrable Securities, as applicable, in accordance with the terms of the notice delivered by the Holder to MYOS or the Company, as applicable. It is agreed that MYOS or the Company, as applicable, will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
(b)Notwithstanding the provisions of Section 1.15(a), no such registration statement, opinion of counsel, or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution of Registrable Securities by any Holder to (x) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, limited liability company or other similar entity, (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund or other investment fund or account that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to MYOS or the Company, as applicable, of the Holder’s intention to effect such disposition and shall have furnished MYOS or the Company, as applicable, with a detailed description of the manner and circumstances of the proposed disposition.
(c)Each certificate representing Merger Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF

CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN AN AMENDED AND RESTATED VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
The Holders consent to MYOS or the Company, as applicable making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Section 1.15.
(d)The first legend referring to federal and state securities laws identified in Section 1.15(c) stamped on a certificate evidencing the Merger Shares or Registrable Securities, as applicable, and the stock transfer instructions and record notations with respect to the Registrable Securities shall be removed and MYOS or the Company, as applicable shall issue a certificate without such legend to the holder of Merger Shares or Registrable Securities, as applicable, if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to MYOS or the Company, as applicable, to the effect that a sale or transfer of those securities may be made without registration or qualification.
(e)Legend Removal. MYOS or the Company, as applicable, shall, at its sole expense, upon appropriate notice from any Holder stating that Merger Shares or Registrable Securities have been sold pursuant to an effective registration statement, timely prepare and deliver certificates or book entry statements representing such securities to be delivered to a transferee pursuant to such registration statement, which certificates shall be free of any restrictive legends and in such denominations and registered in such names as such Holder may request. Further, MYOS or the Company, as applicable, shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the registration statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective registration statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. A Holder may request that MYOS or the Company, as applicable, remove, and MYOS or the Company, as applicable, agrees to authorize the removal of, any legend from the Merger Shares or Registrable Securities, following the delivery by a Holder to MYOS, the Company or the transfer agent of a legended certificate or book entry statement representing such securities: (i) following any sale of such securities pursuant to Rule 144, (ii) if such securities are eligible for sale under Rule 144(b)(1), or (iii) following the time a legend is no longer required with respect to such securities. If a legend is no longer required pursuant to the foregoing, MYOS or the Company will, as applicable, no later than two business days following the delivery by a Holder to MYOS, the Company or the transfer agent of a legended certificate or book entry statement representing the Merger Shares or Registrable Securities, deliver or cause to be delivered to such Holder a certificate or book entry statement representing such securities that is free from all restrictive legends. Certificates or book entry statements for the Merger Shares or Registrable Securities free from all restrictive legends may be transmitted by MYOS, the Company or transfer agent to the Holders by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) as directed by such Holder. MYOS and the Company shall warrant that the Merger Shares or Registrable Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Holder effects a transfer of the Merger Shares or Registrable Securities in accordance with this Section 1.15(e), MYOS or the Company, as applicable, shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates, book entry statements or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Holder to effect such transfer. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 1.15(e) is predicated upon MYOS’s or the Company’s reliance, as applicable, that such Holder will sell any such the Merger Shares or Registrable Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
1.16Transfer or Assignment of Registration Rights.  The rights to cause MYOS or the Company, as applicable, to register securities granted to a Holder by MYOS and MYOS or the Company, as applicable, under this Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 100,000 shares of Merger Shares or Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Merger Shares or Registrable Securities is effected in accordance with the terms of Section 1.15 and applicable securities laws, (ii) MYOS or the Company, as applicable is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned, and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 1.12.

1.17Termination. The obligations of the Company pursuant to this Section 1, including the registration rights under Sections 1.3, 1.4 and 1.5, shall terminate on the Merger Closing.
Section 2RIGHT OF FIRST OFFER ON SUBSEQUENT ISSUANCES.
2.1General. Each Investor shall have the right to purchase such Investor’s Pro Rata Share (as defined below) of all or any part of any New Securities (as defined in Section 2.2) that the Company may from time to time issue after the date of this Agreement. An Investor’s “Pro Rata Share” for purposes of this right of first offer is the ratio of (a) the number of shares of Common Stock held by such Investor (calculated on an as-exercised, as converted basis) to (b) the total number of shares of Fully-Diluted Common Stock of the Company.
2.2New Securities. “New Securities” shall mean any shares of Common Stock or Preferred Stock of the Company, whether or not now authorized, and rights, options, or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, directly or indirectly convertible or exchangeable into such Common Stock or Preferred Stock; provided that the term “New Securities” does not include (i) Exempted Securities (as defined in the Certificate), (ii) shares of Preferred Stock (or the Common Stock issued on conversion thereof), or (iii) warrants exercisable for Common Stock (or the Common Stock issued upon exercise thereof), in each case issued pursuant to the Purchase Agreement.
2.3Procedures and Overallotment. If the Company proposes to undertake an issuance of New Securities, it shall give written notice to each Investor of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Investor shall have 30 days from the date of mailing of any such Notice to agree to purchase such Investor’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating in such notice the quantity of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share). If any Investor fails to so agree in writing within such 30 day period to purchase such Investor’s or full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Investor”), then such Nonpurchasing Investor shall forfeit the right under this Agreement to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase. Promptly after the expiration of such 30 day period, the Company shall give each Investor who has timely agreed to purchase a portion of such offering of New Securities pursuant to Section 2.1 (a “Purchasing Investor”) written notice of the number of the Nonpurchasing Investor’s unpurchased Pro Rata Shares of such New Securities (the “Overallotment Notice”) together with the subscription documents therefor (the “Subscription Documents”). Each Purchasing Investor shall have the right to purchase such Purchasing Investor’s Pro Rata Share of the New Securities (or any other lesser amount agreed to by each Purchasing Investor) together with such Purchasing Investor’s Pro Rata Share of the Nonpurchasing Investor’s unpurchased Pro Rata Share of such New Securities that such Purchasing Investor wishes to purchase, at any time within 15 days after receiving the Overallotment Notice and Subscription Documents.

2.4Sales by Company. The Company shall have 90 days from the expiration of the periods set forth above to sell all or any New Securities that were not agreed to be purchased by the Investors, using the Subscription Documents and at a price and upon general terms not materially more favorable to the purchasers of such New Securities than specified in the Company’s Notice to the Investors. If the Company has not issued and sold the New Securities within such period, then after such period the Company shall not issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 2.
2.5Termination. The right of first offer under this Section 2 shall terminate on the earliest to occur of (a) the consummation by the Company of a Qualified Public Offering (as defined in the Voting Agreement), (b) an Approved Sale, as defined the Voting Agreement, (c) the written agreement of the Company and the Investors holding at least sixty percent (60%) of the Registrable Securities then outstanding (voting on an as-converted basis), (d) the Merger Closing, or (e) the effective time of any liquidation, winding up, or dissolution of the Company.
Section 3INFORMATION RIGHTS.
3.1Basic Financial Information. The Company shall furnish the following reports:
(a)To each Investor who in addition to their affiliates (including the Redmile Group with respect to each of its members) holds not less than 300,000 shares of Preferred Stock (a “Major Investor”), as soon as practicable after the end of each fiscal year of the Company and in any event within 120 days after the end of each fiscal year, audited financial statements of the Company and its subsidiaries, if any, as of the end of such fiscal year including a consolidated balance sheet, consolidated statements of income and consolidated cash flows, for such year, prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and setting forth in each case in comparative form the figures for the previous fiscal year.
(b)To each Major Investor, as soon as practicable after the end of each month, and in any event within 45 days after the end of each such month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such monthly period and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such monthly period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by GAAP.
(c)To each Major Investor, as soon as practicable after the end of each fiscal quarter, and in any event within 45 days after the end of each such fiscal quarter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such fiscal quarter and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company, subject to changes resulting from normal year-end audit adjustments, except that such financial statements need not contain the notes required by GAAP.
(d)To each Major Investor, as soon as available, but in any event not later than 30 days prior to the beginning of each new fiscal year, the Annual Budget as defined in the Voting Agreement.
(e)To each Major Investor, as soon as practicable after the end of each fiscal quarter, and in any event within 45 days after the end of each such fiscal quarter, a current capitalization table for the Company detailing, all issued and outstanding securities of the Company and the Fully Diluted Common Stock beneficially owned by each Holder.
(f)For purposes on this Section 3.1 only, Wells Ventures, LLC (“WVC”) shall be considered a Major Investor for so long as it or its affiliates holds not less than 300,000 shares of Common Stock.
3.2Additional Information and Rights.
(a)The Company shall permit any Major Investor (or its representatives), to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss its affairs, finances, and accounts with the Company’s officers and its independent public accountants, all at such reasonable times and as often as any such Person may reasonably request.
(b)The provisions of Section 3 shall not be in limitation of any rights which any Holder or Major Investor may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances, and accounts, under the laws of the jurisdictions in which they are incorporated.
(c)Anything in Section 3 to the contrary notwithstanding, no Holder by reason of this agreement shall have access to any trade secrets or classified information of the Company. Each Holder hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 3. The Company shall not be required to comply with this Section 3.2 in respect of any Holder whom a majority of the full Board reasonably determines to be a competitor or an officer, employee, director, or greater than 5% stockholder of a competitor.
3.3Termination. The information rights described in this Section 3 shall terminate on the earliest to occur of (a) the consummation by the Company of a Qualified Public Offering (as defined in the Voting Agreement), (b) an Approved Sale, as defined the Voting Agreement, (c) the written agreement of the Company and the holders of at least sixty percent

(60%) of the Preferred Stock then outstanding (voting on an as-converted basis), (d) the Merger Closing, or (e) the effective time of any liquidation, winding up, or dissolution of the Company.
3.4D&O Insurance and Indemnification.  Company will maintain, from financially sound and reputable insurers, Directors and Officers liability insurance having such coverage and other terms as may be approved by the Board.
Section 4ASSIGNMENT AND AMENDMENT.
4.1Assignment of Registration Rights and Refusal Rights. Notwithstanding anything in this Agreement to the contrary, the registration rights of a Holder under Section 1 of this Agreement and the rights of first offer of an Investor under Section 2 of this Agreement may be assigned only to a party who acquires no less than 100,000 shares of Preferred Stock issued under the Subscription Documents and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion of such shares provided that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, and that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.
4.2Amendment of Rights. Any provision of this Agreement may be amended and the observance of such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) in the event that the Merger Closing does not close by the End Date (as defined in the Merger Agreement), the Company and the Investors (and/or any of their permitted successors or assigns) holding at least sixty percent (60%) of the of Common Stock issued or issuable upon the conversion of shares of Preferred Stock (voting on an as-converted basis, and (ii) (i) in the event that the Merger Closing occurs prior to the End Date, MYOS and the Holders (and/or any of their permitted successors or assigns) holding at least sixty percent (60%) of the Merger Shares (and excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that any amendment to this Agreement that modifies the rights of the holders of a particular series of Preferred Stock in a manner that is materially adverse to such holders without waiving or modifying the rights of the holders of the other series of Preferred Stock in a similar manner shall require the consent of the holders of at least sixty percent (60%) of the outstanding shares of such series of Preferred Stock. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder, MYOS and the Company. Each Investor and each Holder acknowledges that by the operation of this paragraph, those Investors (and/or any of their permitted successors or assigns) holding aT LEAST SIXTY PERCENT (60%) of the merger shares (excluding any of such shares that have been sold to the public or pursuant to Rule 144) or the Common Stock issued issuable, upon the conversion of shares of Preferred Stock held by all of the holders (voting on an as-converted basis, and excluding any of such shares that have been sold to the public or pursuant to Rule 144), as applicable, will have the right and power to diminish or eliminate all rights of such Investor or Holder, and of all Investors and Holders, under this Agreement.
Section 5GENERAL PROVISIONS.
5.1Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement.
5.2Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.
5.3Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.
5.4Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
5.5Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.
5.6Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:
(a)If to the Company, or MYOS following the Merger Closing, at 6665 Millcreek Drive, Unit 1, Mississauga, ON L5N 5M4, Canada, Attention: Ed Kilroy, President and CEO, with a copy (which shall not constitute notice) to J. Casey McGlynn, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.
(b)If to an Investor, at its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing.
Notices provided in accordance with this Section 5.6 shall be deemed delivered upon personal delivery, at the time that the machine transmitting a facsimile verifies a successful transmission of the facsimile, two business days after such notice was delivered to a reputable overnight delivery service, or three business days after deposit in the mail.

5.7Costs And Attorneys’ Fees. If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from any such action, suit, or other proceeding.
5.8Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
5.9Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement. This Agreement amends, restates, and supersedes, in its entirety, the Prior Agreement.
5.10Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, the Company, the Holders and the Investors shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
5.11Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, or a price per share of such stock, then, upon the occurrence of any subdivision, combination, or stock dividend of such class or series of stock, the specific number of shares or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.
5.12Aggregation of Stock. All shares of Preferred Stock, Common Stock, other capital stock of the Company or any securities convertible into, exchangeable for or exercisable for capital stock of the Company held or acquired by an Investor and its partners, members, shareholders, directors, managers, officers, employees, affiliates and permitted transferees (including (i) the Redmile Group (as defined below) with respect to each of its members, (ii) Pura Vida Investments LLC and (iii) Pura Vida Master Fund LP) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. “Redmile Group” shall mean Redmile Capital Fund, LP, Redmile Capital Offshore Fund, Ltd., Redmile Capital Offshore Fund II, Ltd., Redmile Private Investments I, LP, Redmile Strategic Master Fund, L.P., P Redmile Ltd., Redmile Private Investments I Affiliates, LP, (collectively, the “Redmile Entities”), Julian Harvey Wood, and Cora Sheibani. For the avoidance of doubt, an affiliate of any member of the Redmile Group for purposes of this Agreement shall include, but not be limited to, each Redmile Entity, Julian Harvey Wood, Cora Sheibani and their respective successors and permitted transferees.

5.13Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in any such breach or default, or of or in any similar breach or default occurring after such breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such breach or default. Any waiver, permit, consent, or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.
5.14Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page or instrument of accession to this Agreement and shall be deemed an Investor hereunder. Notwithstanding the failure of any such Person to execute a counterpart signature page or instrument of accession, by acceptance of the certificate for Common Stock, such Person shall take the securities subject to this Agreement and shall be bound by this Agreement.
5.15MYOS Joinder. The Company shall cause MYOS to, immediately subsequent to and conditioned upon the Effective Time (as defined in the Merger Agreement), execute a joinder to this Agreement substantially in the form attached hereto as Exhibit C whereby MYOS shall be bound by Section 1 (other than Sections 1.3, and 1.5 thereof) (Registration Rights), Section 4 (Assignment and Amendment) and Section 5 (General Provisions) hereunder mutatis mutandis. For the sake of clarity, MYOS shall not be bound by, and shall have no obligations under, the foregoing provisions until the Effective Time.
(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

MEDAVAIL, INC.,
a Delaware corporation

By:
Ed Kilroy, Chief Executive Officer
[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

REDMILE STRATEGIC MASTER FUND, L.P.

By:	Redmile Group, LLC, its investment manager

By:
Name:
Title:

REDMILE CAPITAL OFFSHORE FUND II, LTD.

By:	Redmile Group, LLC, its investment manager

By:
Name:
Title:

P REDMILE LTD.

By:
Name:
Title:

REDMILE PRIVATE INVESTMENTS I, LP

By:	Redmile Private Investments I (GP), LLC, its general partner

By:	Redmile Group, LLC, its investment manager

By:
Name:
Title:
[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

REDMILE PRIVATE INVESTMENTS I AFFILIATES, LP

By:	Redmile Private Investments I (GP), LLC, its general partner

By:	Redmile Group, LLC, its investment manager

By:
Name:
Title:

REDMILE CAPITAL FUND, LP

By:	Redmile Group, LLC, its investment manager

By:
Name:
Title:

REDMILE CAPITAL OFFSHORE FUND, LTD.

By:	Redmile Group, LLC, its investment manager

By:
Name:
Title:

RAF, L.P.

By:	By: RAF GP, LLC, its General Partner

By:
Name:
Title:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PURA VIDA SPV I, LLC
By:	PURA VIDA INVESTMENTS, LLC;
its Investment Manager

BY:
NAME:	Frank Litvack
TITLE:

PURA VIDA MASTER FUND LTD
By:	PURA VIDA INVESTMENTS, LLC;
its Investment Manager

BY:
NAME:	Frank Litvack
TITLE:

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ADAGE CAPITAL PARTNERS, L.P.

BY:
NAME:
TITLE:
[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P.
General Partner

	By:	J.E. Flynn Capital III, LLC
General Partner

BY:
NAME:	David J. Clark
TITLE:	Authorized Signatory
[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LEWIS & CLARK VENTURES I, LP

By:	LEWIS & CLARK VENTURE CAPITAL, LLC
its General Partner

By:
	Name:	Thomas J. Hillman
	Title:	Manager

LEWIS & CLARK VENTURES I PARALLEL FUND, LP

By:	LEWIS & CLARK VENTURE CAPITAL, LLC
its General Partner

By:
	Name:	Thomas J. Hillman
	Title:	Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

[Signature Page to Amended and Restated Investors’ Rights Agreement]

EXHIBIT A
Investors
Adage Capital Partners, L.P.
Deerfield Private Design Fund III, L.P.
Lewis & Clark Ventures I, LP
Lewis & Clark Ventures I Parallel Fund, LP
Pura Vida Master Fund Ltd.
Redmile Strategic Master Fund, LP
Redmile Private Investments I, LP
Redmile Private Investments I Affiliates, LP
Redmile Capital Offshore Master Fund, Ltd.
Redmile Capital Offshore II Master Fund, Ltd.
Redmile Capital Fund, LP
RedCo I, L.P.
RAF, L.P.
P Redmile, Ltd.
Trinnovate Ventures, Inc.
Thomas Y. and Chany N. Chung Family Trust
Howard Ortman
Jeanne G. Vance Trust
Third Launch LLC
Janet Jyll Johnstone
Leonard Moskowitz Family Limited Partnership
Weinstock/Gavin Living Trust dated December 7, 1992, a revocable trust
Vukas Joint Revocable Trust Agreement
John G. Francis and Kim M. Van Elslander
Mark Parelius
Sandra Bealu-Parelius

EXHIBIT B
Form of MYOS Joinder
MYOS RENS TECHNOLOGY, INC. (“MYOS”) is executing and delivering this Joinder pursuant to that certain Amended and Restated Investors’ Rights Agreement Agreement dated as of ___________, 2020 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Rights Agreement”) by and among MedAvail, Inc., a Delaware corporation (the “Company”), the Prior Holders (as defined therein), and certain persons and entities listed on Exhibit A attached hereto (collectively with the Prior Holders, the “Investors”). The effectiveness of this Joinder is conditioned upon the occurrence of the Merger. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Rights Agreement.
By executing and delivering this Joinder to the Rights Agreement, the undersigned hereby adopts and approves the Rights Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by the obligations, agreements and acknowledgements of MYOS pursuant to Section 1 (other than Sections 1.3, 1.4 or 1.5 thereof) (Registration Rights), Section 4 (Assignment and Amendment) and Section 5 (General Provisions), and comply with the provisions of, the Rights Agreement applicable to MYOS, in the same manner as if the undersigned were an original signatory to the Purchase Agreement.
[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of [●].

MYOS RENS Technology Inc.

By:
Name:

Title:

Address:

Telephone:

Facsimile:
Email: